Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of China Real Estate Information Corporation of our report dated July 29, 2009, relating to the statement of assets acquired and liabilities assumed, and the statements of revenues and direct expenses of the predecessor of China Online Housing Technology Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, People’s Republic of China
September 29, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of China Real Estate Information Corporation of our report dated July 29, 2009, except for Note 12(b) which is as of September 29, 2009, relating to the consolidated financial statements of China Online Housing Technology Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, People’s Republic of China
September 29, 2009

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